UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-31161

23-2908305

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and its wholly owned subsidiaries, unless the context otherwise provides.

Item 8.01                                             Other Events.

On November 1, 2007, we entered into an underwriting agreement (the “Underwriting Agreement”) with CIBC World Markets Corp. and UBS Securities LLC (collectively, the “Underwriters”), related to a public offering of 11,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”). The price to the public is $9.91 per share, and the underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $9.4145 per share. Under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,650,000 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-146818) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Our press release announcing the pricing of the public offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits.

	1.1	Underwriting Agreement, dated November 1, 2007

	99.1	Press Release, dated November 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 1, 2007

99.1	Press Release, dated November 1, 2007